Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Nu-Med Plus, Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Jeffrey L. Robins, our Chief Executive Officer and Principal Executive Officer and Keith Merrell, our Chief Financial Officer and Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 4/8/2022                                /s/Jeffrey L. Robins

                                                           Jeffrey L. Robins

                                                           CEO and Principal Executive Officer

Dated: 4/8/2022                               /s/Keith L. Merrell

                                                          Keith L. Merrell

                                                          CFO and Principal Financial Officer